Exhibit 99.1

COMBINED FINANCIAL STATEMENTS

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)
January 31, 2012 and 2011 and for the Years Then Ended
With Report of Independent Auditors

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

January 31, 2012 and 2011

-i-

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Combined Balance Sheets

	January 31, 2012	January 31, 2011
Assets
Current assets:
Cash and cash equivalents	$95,800	$109,900
Accounts receivable, net of allowance for doubtful accounts of $53,500	959,200	261,200
Inventory, net	-	518,100
Prepaid expenses and other current assets	121,800	128,600
Total current assets	1,176,800	1,017,800
Property and equipment, net	79,400	182,800
Intangible assets, net	180,000	260,000
Goodwill	207,000	207,000
Other assets	50,600	45,700
Total assets	$1,693,800	$1,713,300
Liabilities and Net Bivio Networks, Inc. Investment
Accounts payable	$129,100	$125,900
Accrued expenses	280,500	257,000
Deferred revenue	1,647,100	554,100
Total liabilities	2,056,700	937,000
Commitments and contingencies (Note 4)
Net Bivio Networks, Inc. investment	(362,900)	776,300
Total liabilities and net Bivio Networks, Inc. investment	$1,693,800	$1,713,300

See Accompanying Notes to Combined Financial Statements

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Combined Statements of Operations

	Fiscal Years Ended
	January 31, 2012	January 31, 2011
Revenues
Product sales	$1,954,400	$9,900
Software sales	643,900	191,100
Service revenue	177,700	94,000
Support services	511,300	27,500

Total revenues	3,287,300	322,500

Cost of revenues
Cost of product sales	709,300	4,400
Cost of software sales	19,600	11,200
Cost of service revenue	88,900	13,800
Cost of support services	71,600	12,500

Total cost of revenues	889,400	41,900

Gross margin	2,397,900	280,600
Operating expenses
General and administrative expense	3,803,600	3,895,100
Research and development expense	2,849,000	3,073,800

Total operating expenses	6,652,600	6,968,900

Loss from operations	(4,254,700)	(6,688,300)

Provision for income taxes	-	-

Net loss	$(4,254,700)	$(6,688,300)

See Accompanying Notes to Combined Financial Statements

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Combined Statements of Changes in Net Parent Company Investment

Balance at January 31, 2010	$734,700
Net loss	(6,688,300)
Transfers from Bivio	6,729,900
Balance at January 31, 2011	776,300
Net loss	(4,254,700)
Transfers from Bivio	3,115,500
Balance at January 31, 2012	$(362,900)

See Accompanying Notes to Combined Financial Statements

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Combined Statements of Cash Flows
	Fiscal Years Ended
Cash flows from operating activities:	January 31, 2012	January 31, 2011
Net loss	$(4,254,700)	$(6,688,300)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	199,300	288,100
Decrease (increase) in accounts receivable	(698,000)	66,200
Decrease (increase) in inventory	518,100	(518,100)
Decrease (increase) in prepaid expenses and other current assets	6,800	(25,800)
Increase in other assets	(4,900)	(23,200)
Increase in accounts payable and accrued expenses	26,700	101,400
(Decrease) increase in deferred revenue	1,093,000	117,700

Total adjustments	1,141,000	6,300

Net cash used in operating activities	(3,113,700)	(6,682,000)

Cash flows from investing activities:
Property and equipment expenditures	(15,900)	(12,400)

Net cash used in investing activities	(15,900)	(12,400)
Cash flows from financing activities:
Net transfers from Bivio Networks, Inc.	3,115,500	6,729,900

Net cash provided by financing activities	3,115,500	6,729,900

Net increase (decrease) in cash and cash equivalents	(14,100)	35,500
Cash and cash equivalents at beginning of period	109,900	74,400

Cash and cash equivalents at end of period	$95,800	$109,900

Cash paid for interest	-	-
Cash paid for income taxes	-	-

See Accompanying Notes to Combined Financial Statements

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Notes to Combined Financial Statements

Note 1 — Background and Nature of Operations

    Bivio Networks, Inc. (“Bivio”) is a leading provider of systems for securing, monitoring and controlling critical network infrastructure.  In October 2012, GF AcquisitionCO. 2012, LLC  ("GFAC") foreclosed upon its security interests of certain assets of Bivio. Also in October 2012, ISC8, Inc. (“ISC8”) acquired Bivio’s NetFalcon and Network Content Control System products and business assets from GFAC.  The assets acquired by ISC8 are herein referred to as the "Bivio Software Business" or "Bivio Software". These assets also include all of the Bivio’s international software operations located in Italy, Qatar, the United Kingdom, Dubai, and Singapore. The acquisition did not include Bivio’s deep packet inspection hardware platform business. The remaining Bivio operating entity is indebted to GFAC.

Note 2 —Summary of Significant Accounting Policies

    Basis of Presentation.    The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”). The accompanying combined financial statements include the historical results of operations and historical cost basis of assets, liabilities, revenues, and expenses that are specifically identifiable to Bivio Software Business. All intercompany balances and transactions within Bivio Software have been eliminated. Transactions and balances between Bivio Software and Bivio are reflected as related party transfers within these financial statements.

    These financial statements have been prepared solely to demonstrate its historical results of operations, financial position, and cash flows for Bivio Software Business for the indicated periods under Bivo’s management.

    Bivio Cost Allocations.    Certain costs related to Bivio Software have been allocated from Bivio. Those are derived from multiple levels of the organization including product line expenses and shared corporate expenses. The costs associated with these services and support functions (indirect costs) have been allocated to the Bivio Software Business using the most meaningful respective allocation methodologies which were primarily based on proportionate revenue, proportionate headcount, proportionate salary costs or proportionate expenses applicable to Bivio Software compared to Bivio. These allocated costs are primarily related to corporate administrative expenses, employee related costs including benefits for corporate and shared employees, and rental and usage fees for shared assets for the following functional groups: information technology, legal services, accounting and finance services, human resources, marketing and contract support, customer support, facility, and other corporate and infrastructural services. Additionally, Bivio Software receives service and support functions from Bivio. Bivio Software’s operations are dependent upon Bivio’s ability to perform these services and support functions.

    As a result, substantially all cash received by the Bivio Software Business was deposited in and commingled with Bivio’s general corporate funds and is not specifically allocated to the Bivio Software Business. There are specific bank accounts outside of the U.S. solely used for international operations’ cash disbursements and payroll and these account balances are attributed to the Bivio Software Business. The net results of these cash transactions between the Bivio Software Business and Bivio are reflected as net Bivio Networks, Inc. investment within equity in the accompanying combined balance sheets. In addition, the net Bivio Networks, Inc. investment represents Bivio’s interest in the recorded net assets of Bivio Software Business and represents the cumulative net investment by Bivio in the Bivio Software Business through the dates presented, inclusive of cumulative operating results.

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Notes to Combined Financial Statements – (Continued)

    Bivio Management believes the assumptions and allocations underlying the combined financial statements are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis considered by Bivio to be a reasonable reflection of the utilization of services provided to or the benefit received by Bivio Software during the periods presented relative to the total costs incurred by Bivio. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the financial statements had the Bivio Software Business been an entity that operated independently of Bivio. Consequently, future results of operations for the Bivio Software Business will include costs and expenses that may be materially different than Bivio Software historical results of operations, financial position, and cash flows. Accordingly, the financial statements for these periods may not be indicative of Bivio Software future results of operations, financial position, and cash flows.

    Use of Estimates.    The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    Revenues.    Bivio Software generates revenue from the sale of licensing rights to its software products directly to end-users and through value-added resellers, or VARs. Bivio Software also generates revenue from sales of hardware, installation, and post-contract support (maintenance), performed for clients who license its products.

    A typical system contract contains multiple elements of the above items. Revenue earned on software arrangements involving multiple elements is allocated to each element based on the fair values of those elements. The fair value of an element is based on vendor-specific objective evidence (“VSOE”). Bivio Software limits its assessment of VSOE for each element to either the price charged when the same element is sold separately or the price established by management having the relevant authority to do so, for an element not yet sold separately. VSOE calculations are updated and reviewed quarterly or annually depending on the nature of the product or service.

    When evidence of fair value exists for the delivered and undelivered elements of a transaction, then discounts for individual elements are aggregated and the total discount is allocated to the individual elements in proportion to the elements' fair value relative to the total contract fair value.

    When evidence of fair value exists for the undelivered elements only, the residual method is used. Under the residual method, Bivio Software defers revenue related to the undelivered elements in a system sale based on VSOE of fair value of each of the undelivered elements and allocates the remainder of the contract price net of all discounts to revenue recognized from the delivered elements. If VSOE of fair value of any undelivered element does not exist, all revenue is deferred until VSOE of fair value of the undelivered element is established or the element has been delivered.

       For arrangements that include both software and non-software elements, we allocate revenue to the software deliverables as a group and non-software deliverables based on their relative selling prices.  In such circumstances, the accounting principles establish a hierarchy to determine the selling price to be used for allocating revenue to deliverables as follows: (i) VSOE, (ii) third-party evidence of selling price ("TPE") and (iii) best estimate of the selling price ("ESP").  When we are unable to establish a selling price using VSOE, or TPE, we use ESP to allocate the arrangement fees to the deliverables.

    Provided the fees are fixed or determinable and collection is considered probable, revenue from licensing rights and sales of hardware and third-party software is generally recognized upon physical or electronic shipment and transfer of title. In certain transactions where collection risk is high, the revenue is deferred until collection occurs or becomes probable. If the fee is not fixed or determinable, then the revenue recognized in each period (subject to application of other revenue recognition criteria) will be the lesser of the aggregate of amounts due and payable or the amount of the arrangement fee that would have been recognized if the fees were being recognized using the residual method. Fees which are considered fixed or determinable at the inception of Bivio Software Business's arrangements must include the following characteristics:

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Notes to Combined Financial Statements – (Continued)

•
The fee must be negotiated at the outset of an arrangement and generally be based on the specific volume of products to be delivered without being subject to change based on variable pricing mechanisms such as the number of units copied or distributed or the expected number of users.

•
Payment terms must not be considered extended. If a significant portion of the fee is due more than 12 months after delivery or after the expiration of the license, the fee is presumed not fixed or determinable.

    Revenue from implementation and training services is recognized as the corresponding services are performed. Software and maintenance revenue is recognized ratably over the contractual maintenance period. Contract accounting is applied where services include significant software modification, development or customization. Bivio Software ensures that the following criteria have been met prior to recognition of revenue:

•	the price is fixed or determinable;
•	the customer is obligated to pay and there are no contingencies surrounding the obligation or the payment;
•	the customer's obligation would not change in the event of theft or damage to the product;
•	the customer has economic substance;
•	the amount of returns can be reasonably estimated; and
•	Bivio Software does not have significant obligations for future performance in order to bring about resale of the product by the customer.

    Cash and Cash Equivalents.    For purposes of the Combined Financial Statements, Bivio Software considers all demand deposits and certificates of deposit with original maturities of 90 days or less to be cash equivalents.

    Accounts Receivable.    Accounts receivable consists of amounts billed and currently due from customers. Bivio Software monitors the aging of its accounts receivable and related facts and circumstances to determine if an allowance should be established for doubtful accounts.

    Allowance for Doubtful Accounts.    Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Bivio Software allowance for doubtful accounts is management’s best estimate of losses resulting from the inability of Bivio Software customers to make their required payments. Bivio Software maintains an allowance for doubtful accounts based on a variety of factors, including historical experience, length of time receivables are past due, current economic trends and changes in customer payment behavior. Also, Bivio Software records specific provisions for individual accounts when management becomes aware of a customer’s inability to meet its financial obligations to Bivio Software , such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position. If circumstances related to a customer change, Bivio Software estimates of the recoverability of the receivables would be further adjusted, either upward or downward.

    Inventories.    Inventories are valued at the lower of cost or market. Bivio Software inventories are stated at average cost which approximates actual cost. All inventories are considered finished goods and the Bivio Software Business does not have any work-in-process inventory. Inventories are limited as drop shipments from vendors are used regularly. The Bivio Software Business continually monitors its inventory status to control inventory levels and write-down any excess or obsolete inventories on hand.

    Property and Equipment.    Bivio Software capitalizes costs of additions to property and equipment, together with major renewals and betterments. Depreciation of property and equipment is provided over the estimated useful lives of the assets, primarily using the straight-line method. The useful lives of such assets are typically three to five years. Leasehold improvements are amortized over their useful lives or, if shorter, the terms of the leases.

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Notes to Combined Financial Statements – (Continued)

    Goodwill and Indefinite Lived Intangibles.    Bivio Software tests goodwill and indefinite lived intangibles for impairment annually at the end of its fiscal year, referred to as the annual test date, and has determined that there was no impairment to its goodwill as of January 31, 2012. The Company will also test for impairment between annual test dates if an event occurs or circumstances change that would indicate the carrying amount may be impaired.

    We have not made any material changes in the accounting methodology we use to assess impairment loss. The first step of the impairment test involves comparing the fair values of the applicable business segments with their carrying values. If the carrying amount of the business segment exceeds the reporting unit’s fair value, we perform the second step of the goodwill impairment test. The second step of the goodwill impairment test involves comparing the implied fair value of the affected business segment’s goodwill with the carrying value of that goodwill. The amount by which the carrying value of the goodwill exceeds its implied fair value, if any, is recognized as an impairment loss. As of January 31, 2012, the Company has not identified any events or circumstances that would require an interim goodwill impairment test.

    Intangible Assets.    The Bivio Software Business amortizes the cost of intangibles over their estimated useful lives unless such lives are deemed indefinite. When certain impairment indicators are present, amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows, appraised values or other market-based information. Bivio Software intangible assets with definite lives at January 31, 2012 and 2011 consisted principally of customer relationships and certain software technology. The intangible assets resulted from business combinations that occurred prior to the year ended January 31, 2011 These assets are amortized on a straight-line method over the shorter of their useful or legal life, generally five years.

    Tangible Long-Lived Assets.    The Company frequently monitors events or changes in circumstances that could indicate that the carrying amount of tangible long-lived assets to be held and used may not be recoverable. The determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. When impairment is indicated for a tangible long-lived asset, the amount of impairment loss is the excess of net book value of the asset over its fair value. Tangible long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. At January 31, 2012, management believed no indications of impairment existed.

    Fair Value of Financial Instruments.    Financial instruments include cash and cash equivalents, accounts receivable and payable, and other current liabilities. The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable and payable and other current liabilities approximate fair value due to the short-term nature of these items.

    Concentration of Credit Risk.    Financial instruments that potentially subject the Bivio Software Business to concentrations of credit risk are primarily receivables. Bivio Software performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. The allowances for noncollection of receivables are based upon analysis of economic trends in the industry, detailed analysis of the expected collectability of accounts receivable that are past due, and the expected collectability of overall receivables.  At January 31, 2012, there were 2 customers comprising 84% and 100% of revenue and receivables, respectively.  At January 31, 2011, there was one customer comprising 22% and 100% of revenue and receivables, respectively.

    Research and Development Costs.    Bivio Software funds research and development from internal cash flow from operations, and costs are expensed as incurred.

Note 3 — Composition of Certain Financial Statement Captions

    Accounts receivable include amounts related to maintenance that were billed but not yet rendered at each period end. Undelivered maintenance and support are included as a component of the deferred revenue balance on the accompanying combined balance sheets.

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Notes to Combined Financial Statements – (Continued)

	January 31, 2012	January 31, 2011
Accounts receivable, gross	$1,012,700	$314,700
Allowance for doubtful accounts	(53,500)	(53,500)
Accounts receivable, net	$959,200	$261,200

    Bivio Software Business’s property and equipment at January 31, 2012 and 2011, respectively, is shown below.

	January 31, 2012	January 31, 2011
Property and equipment:
Computer equipment	$217,800	$207,800
Lab and test equipment	1,566,400	1,560,500
Furniture and fixtures	80,800	80,800
	1,865,000	1,849,100
Less accumulated depreciation and amortization	(1,785,600)	(1,666,300)
	$79,400	$182,800

    Bivio Software Business’s intangible at January 31, 2012 and 2011, respectively, is shown below.

	January 31, 2012	January 31, 2011
Intangible assets, gross	$400,000	$400,000
Less accumulated amortization	(220,000)	(140,000)
Intangible assets, net	$180,000	$260,000

    Accrued expenses as of January 31, 2012 and 2011 consisted of the following:

	January 31, 2012	January 31, 2011
Accrued expenses:
Compensation	$155,000	$128,800
Other accrued expenses	125,500	128,200
	$280,500	$257,000

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Notes to Combined Financial Statements – (Continued)

    Deferred revenue is summarized as follows:

	January 31, 2012	January 31, 2011
Maintenance	$623,900	$259,500
Undelivered software	1,023,200	294,600
Deferred revenue	$1,647,100	$554,100

Note 4 — Commitments and Contingencies

    Bivio Software leases certain facilities and equipment under cancelable and non-cancelable operating leases. Future minimum payments under operating lease commitments for the next five years as of January 31, 2012 are as follows:

Fiscal Year	Operating Leases
2013	$63,200
2014	43,400
2015	43,400
2016	43,400
Future minimum lease payments	$193,400

    Total rent expense for operating leases amounted to $215,500 and $198,400 for the fiscal years ended January 31, 2012 and 2011, respectively. Rent expense is recognized on a straight-line basis over the lease period. Deferred rent amounts are immaterial.

Note 5 — Share-based Compensation

    Bivio Software does not have any stand-alone common stock and is a participant in the Bivio share-based compensation plans. Bivio accounts for the cost of employee services received in exchange for an aware of equity instruments based on the grant-date fair value of the awards as required by FASB ASC 718, Share-Based Payment, and related interpretations. The fair value of each Bivio option grant is estimated on the date of grant using the Black-Scholes-Merton option pricing model. During the years ended January 31, 2012, and 2011, the Bivio Software Business total compensation cost for these plans was reported as part of the general and administrative expense and was $71,300 and $78,500, respectively.

Note 6 — Subsequent Events

    Management has evaluated events subsequent to year end through February 8, 2013 for transactions and other events that may require adjustment of and/or disclosure in such financial statements.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Bivio Software Business

We have audited the accompanying combined balance sheets of Bivio Software Business (Carve-Out of Certain Operations of Bivio Networks, Inc.) as of January 31, 2012 and 2011, and the related combined statements of operations, net parent company investment and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Bivio Software Business (Carve-Out of Certain Operations of Bivio Networks, Inc.) as of January 31, 2012 and 2011, and the combined results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Squar, Milner, Peterson, Miranda, & Williamson, LLP

Newport Beach, California

February 8, 2013